UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☐

Filed by a Party other than the Registrant

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Carnival Corporation
Carnival plc

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☒	No fee required.

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Notice of availability This is confirmation that the 2024 Notice of Annual General Meeting and the 2023 Carnival plc Annual Report are now available on the ‘Investor Relations’ portion of Carnival plc's website, www.carnivalplc.com, under ‘Financial Information’ and then ‘Annual Reporting.’ The Annual General Meeting of Carnival plc is to be held on Friday, April 5, 2024 at 8:30 a.m. (EDT) at Carnival Place, 3655 N.W. 87th Avenue, Miami, Florida, 33178, United States. You can vote your shares online at www.sharevote.co.uk. You will need your Voting ID, Task ID and Shareholder Reference Number as shown in the boxes below to log on. You should read the Notice of Annual General Meeting before taking any decisions in relation to the business to be considered at the Annual General Meeting. Please note that your votes must be registered no later than 1:30 p.m. (BST) on April 3, 2024. Voting ID Task ID Shareholder Reference Number Carnival plc Annual General Meeting 2024 Voting Instructions Carnival Place 3655 N.W. 87th Avenue Miami, Florida 33178 United States www.carnivalplc.com

Notes You have received this letter because you have been deemed to consent to receiving shareholder documentation by means of the Carnival plc website. This form of communication has enabled us to minimise the amount of printed documentation we produce, which has helped us to reduce our impact on the environment. This is not a summary of the matters covered in the Notice of Annual General Meeting and should not be regarded as a substitute for reading the Notice of Annual General Meeting. If you wish to receive paper copies of the 2024 Notice of Annual General Meeting and the 2023 Annual Report or future documentation by post, please write to Equiniti at Equiniti Limited, Aspect House, Spencer Road, Lancing, West Sussex BN99 6DA, quoting your Shareholder Reference Number. If you are unable or do not wish to vote online, or if you have any questions on this matter, please contact our Registrars, Equiniti, by visiting www.shareview.co.uk. Alternatively, please write to Equiniti at Equiniti Limited, Aspect House, Spencer Road, Lancing, West Sussex BN99 6DA. In accordance with section 520(2) of the Companies Act 2006 (the ‘Act’), we also are notifying you of a statutory statement received from PricewaterhouseCoopers LLP (‘PwC’) in connection with their ceasing to hold office as auditors of Carnival plc effective from April 5, 2024, the date of our Annual General Meeting. A copy of the statement of reasons for ceasing to hold office as auditors of Carnival plc provided by PwC in accordance with section 519 of the Act is available to view on the ‘Investor Relations’ portion of Carnival plc's website, www.carnivalplc.com, under ‘Financial Information’ and then ‘Annual Reporting.’